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                                                                    EXHIBIT 10.2

                                      LEASE

                                 by and between

                                    KAX CO.,

                             A GENERAL PARTNERSHIP,

                                   as Landlord

                                       and

                            WAVEPHORE NETWORKS, INC.
                             A DELAWARE CORPORATION

                                    as Tenant

                                       for

                                 375 CHIPETA WAY
                        UNIVERSITY OF UTAH RESEARCH PARK

                              SALT LAKE CITY, UTAH


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                           INDEX FOR: 375 Chipeta Way
                        UNIVERSITY OF UTAH RESEARCH PARK
                              SALT LAKE CITY, UTAH

1.       Leased Premises.  ..................................................  4
2.       Alterations.  ......................................................  5
3.       Possession..........................................................  5
4.       Preliminary Term.  .................................................  5
5.       Term.  .............................................................  5
6.       Rent. ..............................................................  5
7.       Escalation..........................................................  6
8.       Late Charges.  .....................................................  6
9.       Financing.  ........................................................  6
10.      Use and Occupancy.  ................................................  7
11.      Utilities.  ........................................................  7
12.      Taxes.  ............................................................  7
13.      Fire and Casualty Insurance.  ......................................  7
14.      Liability Insurance and Indemnity.  ................................  8
15.      Maintenance and Repair.  ...........................................  9
16.      Signs.  ............................................................  9
17.      Keys and Locks.  ...................................................  9
18.      Security System.  ..................................................  9
19.      Carpeting Damage.  .................................................  9
20.      Forced Entry.  .....................................................  9
21.      Destruction.  ...................................................... 10
22.      Condemnation.  ..................................................... 10
23.      Assignments and Subletting.  ....................................... 10
24.      Surrender and Rights Upon Termination. ............................. 10
25.      Holding Over.  ..................................................... 11
26.      Right to Cure.  .................................................... 11
27.      Remedies.  ......................................................... 11
28.      Enforcement.  ...................................................... 12
29.      Notices.  .......................................................... 12

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30.      Quiet Enjoyment.  .................................................. 12
31.      Force Majeure.  .................................................... 12
32.      Waiver.  ........................................................... 12
33.      Accord and Satisfaction.  .......................................... 13
34.      Partial Invalidity.  ............................................... 13
35.      Representation Regarding Authority.  ............................... 13
36.      Entire Agreement.  ................................................. 13
37.      Miscellaneous Provisions.  ......................................... 13
38.      Security Deposit.  ................................................. 13
39.      Tenant Improvement Allowance........................................ 14
40.      Option to Renew..................................................... 14

                                 ACKNOWLEDGMENTS

LANDLORD ACKNOWLEDGMENT...................................................... 14
TENANT ACKNOWLEDGMENT........................................................ 14

                                    EXHIBITS

EXHIBIT "A" SITE PLAN........................................................ 15
EXHIBIT "A-1" - FLOOR PLAN................................................... 16
EXHIBIT "B" - PROPERTY DESCRIPTION........................................... 17

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                                    SUB-LEASE

                                 (Research Park
                              Portion of A Building
                                  Full Service)

         THIS LEASE, made and entered into this 30th day of May, 1996, by and between Kax Co., a Utah general partnership (hereinafter referred to as "Landlord"), and WAVEPHORE NETWORKS, INC. a Delaware Corporation, (hereinafter referred to as "Tenant").

                                    RECITALS:

A. Landlord has heretofore obtained a long-term ground lease covering that certain tract of real property situated in the University of Utah Research Park in Salt Lake County, State of Utah, more particularly described in Exhibit "B" attached hereto, together with certain easement for access rights. (Said tract is hereinafter referred to as the "Property").

B. Landlord owns a building on the above described real property (hereinafter the "Building") suitable for use a office/research and development space, together with related parking facilities and other improvements necessary to enable to the Building to be so used (the Building and related facilities and improvements are hereinafter collectively referred to as the "Improvements").

C. Tenant desires to lease from Landlord a portion of the Building, together with certain rights and privileges necessary for the full use and enjoyment thereof.

    NOW THEREFORE, in consideration of the premises and of the rents, covenants, and agreements hereinafter mentioned and reserved to be paid, kept, and performed by one or the other of the parties hereto, Landlord and Tenant hereby enter into this Lease and agree as follows:

1. LEASED PREMISES. Landlord does hereby demise, lease, and let unto Tenant the following-described areas, rights, and privileges (hereinafter collectively referred to as the "Leased Premises"):

         a. The south wing consisting of three floors of the building commonly known as 375 Chipeta Way together with common access with other building Tenants over the main building entry, central corridor, stairs and elevator, which space is outlined in yellow on Exhibits "A" and "A-1" attached. The gross rentable area of said space is approximately 30,120 square feet.

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         b. Such nonexclusive rights-of-way, easements, and similar rights with respect to the Property and the Improvements as may be reasonably necessary for access to that portion of the Building described under item (a) above; and

         c. The nonexclusive right to use for such purposes, along with all other subtenants, occupants, and users of the Improvements (or of improvements now or hereafter situated on any nearby tract now or hereafter leased by Landlord from the University of Utah), those areas designed and suitable for vehicular parking which are not reserved for the exclusive use of other tenants.

                  Landlord hereby reserves, however: (i) Such access rights over and across the Property, such easements for utility lines, and such temporary rights of occupancy for construction, repair and maintenance activities as may be reasonably necessary to enable Landlord to fully develop, use, maintain and enjoy this tract and any other nearby tract or tracts within the Research Park which are being leased or which may hereafter be leased from the University of Utah by Landlord; (ii) Such access rights through that portion of the building described under item (a) above as may be reasonably necessary to enable access to the balance of the Building by Landlord; and to enable Landlord to perform its rights or duties under this lease; (iii) The right to install or maintain meters on the Leased Premises to monitor use of utilities for Landlord's records. In exercising such rights, Landlord will use its reasonable efforts so as to not commit waste upon the Leased Premises and as far as practicable to avoid annoyance or damage to Tenant when making modifications, additions or repairs.

          d. It is understood that there are 410 parking spaces for all buildings at the 375-391 Chipeta Way project which amount varies 18 spaces from zoning code, but which variance has been agreed to by Salt Lake City. Should additional parking be desired by Tenant, Landlord shall attempt to lease additional land area which may be available provided that Tenant shall pay any additional land rental and provided that Landlord and Tenant agree to an acceptable rate for amortization of improvement costs.

          e. It is further understood that any reserved parking allocated to the tenants of 375 Chipeta shall be done so on the basis of leasable space, and in the areas identified on "Exhibit A". Although some stalls near the main building entry shall be designated for visitor parking, all remaining parking shall be for the general and non-exclusive use of employees and visitors of the building.

    2. ALTERATIONS. During the term of this Lease, Tenant shall have the right, at its sole cost and expense and so long as the change involved is not of a permanent or structural nature, to make such alterations in or additions to the Leased Premises as may be necessary to facilitate the use Tenant then desires to make of the Leased Premises. Changes of a permanent or structural nature may be made only with Landlord's prior written approval (not to be unreasonably withheld). Unless the parties have otherwise agreed in writing, upon the expiration or termination of this Lease, Landlord shall have the right, with respect to each alteration or addition made by Tenant, to retain the item or change concerned or to require Tenant at its

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expense to restore to its original condition that part of the Leased Premises involved. Landlord shall not have the right to retain easily removable furniture, cabinets, equipment, portable interior partitions, or other personal property furnished by Tenant, but Tenant shall at its expense repair any damage to the Leased Premises which may have been caused by the removal of such personal property.

              At any time during the term hereof, Landlord shall have the right to make any modifications in or additions to that portion of the Improvements which is not part of the Leased Premises, so long as Landlord's activities in that regard do not substantially interfere with Tenant's use and enjoyment of the Leased Premises.

    3. POSSESSION. Landlord shall deliver possession of the premises to Tenant upon execution of lease.

    4. PRELIMINARY TERM. The period between the date Tenant takes possession and the commencement of the "Term" will be designated as "Preliminary Term" during which no rent shall accrue, although other covenants and obligations of Tenant shall be in full force and effect.

    5. TERM. The firm term of this Lease shall commence on August 1, 1996, and shall continue for a period of 5 years thereafter to and including July 31, 2001.

    6. RENT.

          a. Tenant shall pay as monthly rental the sum of Thirty Two Thousand Six Hundred Forty and no/100ths Dollars ($ 32,640.00). Said sums to be payable in lawful money of the United States.

          b. Tenant shall make monthly payments as set forth in Section 6a in advance on or before the first day of each calendar month throughout the term of the Lease. Each rental payment or other sum required to be paid by Tenant under this Lease shall be delivered to Landlord, c/o Woodbury Corporation, 2677 East Parleys Way, Salt Lake City, Utah 84109 or to such other address as Landlord may hereafter designate in a written notice given to Tenant. All checks to Landlord shall be made payable to KAX CO. (Fed ID# 87-0341891)

          c. Rent for the first month (August 1996) shall be prepaid upon execution of this lease.

    7. ESCALATION. The monthly rent described in Section 6a shall be adjusted based on the following schedule:

                August 1, 1997        $ 38,905.00
                August 1, 1998          40,160.00
                August 1, 1999          41,415.00
                August 1, 2000          43,915.00

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    8. LATE CHARGES. In the event that Tenant shall fail to pay any rental
(including additional rental due hereunder) on or before the due date or within five (5) days thereafter, Tenant shall pay interest from the due date on such past due amounts to the date of payment, both before and after judgment at a rate equal to the greater of eighteen (18%) percent per annum or two (2%) percent over the "prime rate" charged by Zions First National Bank of Utah at the due date of such payment; provided however, that in any case the rate of interest charged shall not exceed the maximum non-usurious rate in accordance with applicable law.

    9. FINANCING. Tenant acknowledges that there presently exists a first mortgage on the subject building. Tenant also acknowledges that from time to time Landlord may desire to refinance the first mortgage loan which then affects Landlord's interest in the Property and the Improvements. Accordingly, Tenant agrees that its interests in the Leased Premises and all of its interest hereunder are now and shall at all times be subject and subordinate to each of the following encumbrances whether the same are now existing or are hereafter created and without the need for any act or agreement by Tenant: (i) A first position mortgage or trust deed and customary related instruments encumbering Landlord's interest in the Property and the Improvements (which mortgage or trust deed and related instruments are hereinafter collectively referred to merely as a "Mortgage") and securing a loan obtained by Landlord for the purpose of enabling construction of the Improvements, (ii) A first position Mortgage encumbering Landlord's interest in the Property and the Improvements and securing a loan which is obtained by Landlord to provide standing or permanent financing for the same; and (iii) A first position Mortgage encumbering Landlord's interest in the Property and the Improvements and securing a loan which is obtained by Landlord for the purpose of refinancing any such construction, standing or permanent loan; provided, however that so long as Tenant continues to perform all of its obligations under this Lease its tenancy shall remain in full force and effect notwithstanding Landlord's default in connection with a Mortgage or any resulting foreclosure or sale or transfer in lieu of such proceedings. Tenant shall not subordinate its interests hereunder or in the Leased Premises to any lien or encumbrance other than the Mortgages referred to in this Section 9 without the prior written consent of the lender interested under the Mortgage then affecting Landlord's interest in the Property and the Improvements. Any such unauthorized subordination by Tenant shall be void and or no force or effect whatsoever.

              Tenant agrees that, upon the written request of Landlord or of any lender which is considering making or which has made one of the loans referred to in this Section 9, and for the exclusive benefit of Landlord and such lender, it will promptly deliver to Landlord or to such lender a written instrument certifying as to any of the following facts or matters, to the extent the same are then the case or applicable: that there are no existing defaults under this Lease; that this Lease is then unmodified and in full force and effect; that the Improvements have been completed and as constructed comply with the requirements of this Lease, the date which constitutes the Completion Date hereunder; the use which is being made of or which is proposed to be made of the Leased Premises; and such other reasonable matters as to which Landlord or the lender makes inquiry.

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    10. USE AND OCCUPANCY. Tenant shall use the Leased Premises as office, research, development and laboratory space and for purposes ordinarily incidental to such use and only for such purposes and in such manner as are permitted both by the Protective Covenants relating to the University of Utah Research Park and by existing legislation concerning the Research Park. Tenant shall not make any use of the Leased Premises which will cause cancellation or an increase in the cost of any insurance policy covering the same. Tenant shall not keep or use on the Leased Premises any article, item, or thing which is prohibited by the standard form of fire insurance policy. Tenant shall not commit any waste upon the Leased Premises and shall not conduct or allow any business activity, or thing on the Leased Premises which is an annoyance or causes damage to Landlord, to other sub-tenants, occupants, or users of the Improvements, or to occupants of the vicinity. Tenant shall comply with and abide by all laws, ordinances, and regulations of all municipal, county, state, and federal authorities which are now in force or which may hereafter become effective with respect to use and occupancy of the Leased Premises. Landlord represents that to the best of its knowledge and understanding, the building in which the Leased Premises are situated complies with all currently applicable laws, ordinances and regulations of municipal, county, state and federal authorities.

    11. UTILITIES. Tenant accepts the utility connections in the premises "as is". Throughout the term hereof Landlord shall pay all monthly or other periodic charges required for the Leased Premises to be furnished with such utility services as may be required by Tenant in connection with its use and occupancy of the Leased Premises, including electricity, water, gas, heat, sewer service, trash disposal, and snow removal, but not including telephone installation, use and station equipment charges, which charges Tenant agrees to pay.

    12. TAXES. Landlord shall pay all real property taxes, contributions in lieu of taxes and assessments (all of which are hereinafter collectively referred to as "Taxes") which are levied against or which apply with respect to the Leased Premises. Tenant shall pay all taxes, assessments, charges, and fees which during the term hereof may be imposed, assessed, or levied by any governmental or public authority against or upon Tenant's use of the Leased Premises or any personal property or fixtures kept or installed therein by Tenant.

    13.  FIRE AND CASUALTY INSURANCE.

         a. Subject to the provisions of Section 14 below, Landlord shall secure, pay for, and at all times during the term hereof maintain, insurance providing coverage upon the Improvements in an amount equal to the full insurable value thereof (as determined by Landlord) and insuring against the perils of fire, extended coverage, vandalism, and malicious mischief. All insurance required hereunder shall be written by reputable, responsible companies licensed in the State of Utah. Landlord shall also maintain appropriate general liability insurance with respect to Landlord's building. Tenant shall have the right, at its request and any reasonable time, to be furnished with copies of the insurance policies then in force pursuant to this Section, together with evidence that the premiums therefor have been paid. Landlord shall indemnify Tenant against and hold it harmless from any claims arising out of loss or damage to building, except for damage resulting from the acts or omissions of Tenant, its officers, employees or agents.

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          b. Tenant agrees to maintain at its own expense such fire and casualty insurance coverage as Tenant may desire or require in respect to Tenant's personal property equipment, furniture, fixtures or inventory and Landlord shall have no obligation in respect to such insurance or losses. All property kept or stored on the Leased Premises by Tenant or with Tenant's permission shall be so done at Tenant's sole risk and Tenant shall indemnify Landlord against and hold it harmless from any claims arising out of loss or damage to same.

          c. Tenant will not permit said Leased Premises to be used for any purpose which would render the insurance thereon void or cause cancellation thereof or increase the insurance risk or increase the insurance premiums in effect just prior to the commencement of this lease term. Tenant agrees to pay as additional rent the total amount of any increase in the insurance premium of Landlord in effect prior to the resulting commencement of this Lease resulting from Tenant use of the premises. If Tenant installs any electrical or other equipment which overloads the lines in the Leased Premises, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of Landlord's insurance.

          d. Each party hereto does hereby release and discharge the other party hereto and any officer, agent, employee or representative of such party, of and from any liability whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty for which insurance (permitting waiver of liability and containing a waiver or subrogation) is carried by the injured party at the time of such loss, damage, or injury to the extent of any recovery by the injured party under such insurance.

          e. Landlord shall be responsible for all exterior glass breakage from any cause whatsoever except forced entry or Tenant's negligence and agrees to immediately replace all glass broken or damaged during the term hereof with glass of the same quality as that broken or damaged.

    14. LIABILITY INSURANCE AND INDEMNITY. Tenant shall, during the entire term hereof, keep in full force and effect a policy of public personal injury and property damage liability insurance with respect to the Leased Premises, in which the limits for such liability shall be not less than One Million Dollars ($1,000,000.00) per accident, and in which the limits for property damage liability shall be not less than One Hundred Thousand Dollars ($100,000.00). The policy shall name Landlord, any persons, firms or corporations designated by Landlord and Tenant as insureds, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord ten
(10) days prior written notice. Such insurance may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor. The insurance shall be with an insurance company approved by landlord and a copy of the paid-up policy evidencing such insurance or a certificate of insurer certifying to the issuance of such policy shall be delivered to Landlord. If Tenant fails to provide such insurance, Landlord may do so and charge same to Tenant.

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              Tenant will indemnify Landlord and save it harmless from and against any all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Leased Premises or from the occupancy or use by Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, sublessees, concessionaires or business invitees unless caused by the negligence of Landlord.

              Landlord shall likewise indemnify and hold harmless and defend Tenant from and against claims arising from occurrences in parking or other common areas around the premises known as 375 Chipeta Way occasioned wholly or in part by any act or omission of Landlord, its agents, contractors, employees, servants, sublessees other than Tenant, or business invitees.

    15. MAINTENANCE AND REPAIR. Landlord shall maintain and repair: (1) the premises outside the Building, including general landscaping, if any, parking areas, driveways and walkways; (2) the Building structure including roof, walls, floor joists; (3) the foundations of the Building; and (4) all plumbing, electrical, heating, and air conditioning systems. However, if the need for such repairs or maintenance results from any careless, wrongful or negligent act or omission of Tenant, Tenant shall pay the entire cost of any such repair or maintenance including a reasonable charge to cover Landlord's supervisory overhead. Landlord shall not be obligated to repair any damage or defect until receipt of written notice from Tenant of the need of such repair and Landlord shall have a reasonable time after receipt of such notice in which to make such repairs. Landlord shall plow snow from parking areas after each snow fall in excess of three inches and shall keep the sidewalks and walkways reasonably clear from ice and snow.

              Tenant shall provide its own janitorial service including lamp replacement. Tenant shall otherwise maintain the interior of the Leased Premises and shall keep the same in a clean and sanitary condition. Tenant shall also be responsible for the maintenance and repair of the floor coverings, wall coverings, draperies and blinds unless the need for repair or replacement of same is the result of structural or other causes which are the responsibility of the Landlord.

    16. SIGNS. Subject to the restrictions of the University Research Park, Tenant, at its own expense, may place a suitable tenant identification sign on the premises, including a monument sign near the south driveway from Chipeta Way, provided that such sign shall be in the same general building location and general design conforms to the same design and style of other tenant signs on the building and provided that written approval of the sign design and proposed location is obtained in advance from Landlord and from the University Research Park. If any sign is erected prior to obtaining University Research Park and Landlord approval or which does not conform to the condition herein specified, Tenant shall be required to remove said sign and repair any damage caused thereby at its sole cost and expense. At the termination of this Lease, Tenant shall remove said sign and Tenant agrees that whenever its signs are removed, Tenant shall repair any damage caused by the installation or removal thereof. All work shall be completed in a good and workmanlike manner.

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    17. KEYS AND LOCKS. Tenant may change locks or install other locks on doors other than the common entry door, but if Tenant does so, Tenant must provide Landlord with duplicate keys within twenty-four hours after said change or installation. Tenant upon termination of this Lease shall deliver to Landlord all the keys to the Leased Premises including any interior offices, toilet rooms, etc. which shall have been furnished to the Tenant or are in the possession of the Tenant.

    18. SECURITY SYSTEM. Landlord herein consents to the installation by Tenant of its own security system together with separate keys or locks, if any, affecting all or a portion of the Leased Premises provided that such security system does not interfere with the structural aspects or utility systems of the building and provided that any damage occasioned by said installation is repaired immediately. Upon termination of this Lease, Tenant may remove or Landlord may require Tenant to remove said security system. In either case, Tenant covenants to repair any damages occasioned thereby and to restore the premises to the same condition as existed before said security system installation.

    19. CARPETING DAMAGE. Tenant agrees to take precautions not to damage carpets in the leased premises and shall repair or replace such if damaged beyond normal wear and tear.

    20. FORCED ENTRY. Tenant shall be responsible for any damage to premises as a result of forced entry into its space or burglary thereof to the extent such damage is not covered by Landlord's casualty insurance.

    21. DESTRUCTION. Either party hereto shall have the right to terminate this Lease in the event of destruction of or damage to the Leased Premises which is so extensive as to make impractical Tenant's use and occupancy thereof for a period reasonably expected to be in excess of sixty (60) days or if more than 50% of the space is reasonably expected to be unavailable for use for in excess of sixty (60) days. Such right of termination must be accomplished through written notice to the other party given within thirty (30) days following the date of destruction or damage. In the event of such termination there shall be a proration of the rent called for herein and Landlord shall refund any excess previously paid by Tenant. Termination shall be effective, and rent shall be prorated as of the date on which written notice of termination is given.

              In the event of any other destruction of or damage to the Leased Premises, or in the event neither party exercises the above mentioned right of termination, Landlord shall forthwith repair and reconstruct the Leased Premises. During the period of damage and repair the rent required to be paid thereunder shall be reduced proportionate to the amount of area which Tenant is not able to occupy because of said destruction until such time as said area has been repaired or reconstructed and written notice given to Tenant that such space is available for occupancy. Whether or not this Lease is terminated as a result of destruction of or damage to the Leased Premises, all insurance proceeds realized under policies maintained by Landlord shall be the sole and exclusive property of Landlord and insurance proceeds from policies maintained by Tenant or Tenant's personal property shall be solely Tenant's.

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    22. CONDEMNATION. As used in this Section the term "Condemnation Proceeding"
means any action or proceeding in which any interest in the Property or in the Improvements is taken for any public or quasi-public purpose by any lawful authority through exercise of the power of eminent domain or right of condemnation or by purchase or otherwise in lieu thereof. If the whole of the Leased Premises is taken through Condemnation Proceedings, this Lease shall automatically terminate as of the date of taking. If in excess of twenty (20%) percent of the Leased Premises is taken, either party hereto shall have the option to terminate this Lease by giving the other written notice of such election at any time within thirty (30) days after the date of taking. In all other cases, or if neither party exercised its option to terminate, this Lease shall remain in effect and the rent payable hereunder from and after the date of taking shall be proportionately reduced on the basis of: (i) the area contained in the Leased Premises which is capable of occupancy after the taking; and (ii) the total area contained in the Leased Premises which was capable of occupancy prior to the taking. In the event of any termination or rental reduction provided for in this Section, there shall be a proration of the rent payable under this Lease and Landlord shall refund any excess theretofore paid by Tenant. Whether or not this Lease is terminated as a consequence of Condemnation Proceedings, all damages or compensation awarded for a partial or total taking, including any sums compensating Tenant for diminution in the value of or deprivation of its leasehold estate, shall be the sole and exclusive property of Landlord.

    23. ASSIGNMENTS AND SUBLETTING. Tenant shall not have the right to assign this Lease or any of its interest hereunder. Tenant shall have the right to sublet the Leased Premises, or any part thereof, only with the prior written consent of Landlord, which consent shall not be unreasonably withheld.

    24. SURRENDER AND RIGHTS UPON TERMINATION. Upon termination of this Lease at any time and for any reason whatsoever, Tenant shall surrender and deliver up the Leased Premises to Landlord in the same condition as when the premises were delivered to Tenant or as altered as provided in Section 2, ordinary wear and tear excepted, and Tenant shall remove all personal property from the premises. Tenant agrees to thoroughly clean the premises after surrender. The voluntary or other surrender of this Lease by Tenant or a cancellation hereof with the consent of both parties shall not automatically work a merger. Rather, such occurrence shall, at the option of Landlord, either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of any or all of such subleases or subtenancies. Except as otherwise expressly provided for in this Lease, as of and after the date of termination hereof for any respect to each other, and of Tenant with respect to the Leased Premises, shall cease. However, Tenant shall fully perform and fulfill all of its obligations under this Lease relating to events occurring or circumstances existing prior to the date of termination.

    25. HOLDING OVER. Any holding over after the expiration of the term hereof, with the consent of the Landlord, shall be construed to be a tenancy from month to month at the rents and on the terms and conditions herein specified, so far as applicable. During said month to month tenancy, Tenant agrees to give Landlord thirty (30) days prior written notice of its intent to

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vacate the premises. Tenant agrees to completely vacate the premises upon thirty
(30) days prior written notice from Landlord.

    26. RIGHT TO CURE. In the event of any breach, default, or noncompliance hereunder by either party hereto, the other party shall, before exercising any right or remedy provided herein or by law, given the defaulting party written notice of the claimed breach, default, or noncompliance and allow thirty (30) days after such written notice for the other party to cure except as may be provide for elsewhere in this Lease, and except that Tenant shall be allowed only five (5) days to cure a default regarding failure to pay rent or any other sums hereunder. If the defaulting party is Landlord, and if prior to its giving such notice to Landlord, Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of the holder of the Mortgage (referred to in Section 9 above) then affecting Landlord's interest in the aforesaid notice to Landlord, Tenant shall, by registered mail, transmit a copy thereof to such holder. For the thirty (30) days following the giving of the notice(s) required by the foregoing portion of this Section 26 (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be rectified within thirty (30) days, the party in default shall have the right to cure the breach, default, or noncompliance involved. If Landlord has failed to cure a default on its part within said period, the holder of the Mortgage then affecting Landlord's interest in the Property and Improvements shall have an additional thirty (30) days within which to cure the same or, if such default cannot be cured within that period, such additional time as may be necessary if within such thirty (30) day period said holder has commenced and is diligently pursuing the actions or remedies necessary to cure the breach, default, or noncompliance involved (including, but not limited to, commencement and a prosecution or proceedings to foreclose this Lease shall not be terminated by Tenant while such actions or remedies are being diligently pursued by said holder. If at the expiration of the applicable period(s) provided for in this Section 26 cure has not occurred, the aggrieved party may exercise any available right of remedy including the right to terminate.

    27. REMEDIES. In the event either party breaches or fails to perform any of its obligations hereunder and fails to timely cure any such default with respect to which a right to cure exists, so long as such default continues the other party shall have the right, at its option, to exercise any of the following applicable rights and remedies:

          a. The party not in default may itself pay or perform or cause to be paid or performed the obligation with respect to which the other is in default. The cost of such payment or performance, including reasonable attorneys' fees and all expense incurred, plus interest on all of said amounts at the rate of eighteen (18%) percent per annum from the date of expenditure, shall be immediately paid by the party in default.

          b. In the event the party in default is Tenant, Landlord may terminate this Lease, and enter the Leased Premises under due process of law. In the event Landlord terminates this Lease pursuant to this Paragraph b, it shall also have the right to recover from Tenant: (i) The present worth of an amount equal to the difference between (a) all rent which would have been received hereunder from the date of termination to the expiration of this Lease, and (b) the amount of rental loss which Tenant establishes could have reasonably been avoided; and
(ii) All other amounts necessary to compensate Landlord for all damages caused by Tenant's default or which would be likely to result from such default.

          The remedies specified in this Section 27 are cumulative and are not intended to exclude any other remedy or means of redress to which either party may be entitled in the event of any default or threatened default by the other with respect to any of its obligations under this Lease. The use by one of the parties hereto of one of the remedies specified above or available under applicable law shall not preclude such party from thereafter utilizing another of said remedies.

    28. ENFORCEMENT. In case of default by either party in the performance of the covenants and obligations under this Lease, the defaulting party shall pay all costs incurred in enforcing this Lease, or any right arising out of the breach thereof, whether by suit or otherwise, including a reasonable attorneys' fee.

    29. NOTICES. Any notice required or permitted hereunder to be given or transmitted between the parties shall be either personally delivered or mailed postage prepaid by certified mail, return receipt requested, addressed as follows:

       To Tenant:

                         WAVEPHORE NETWORKS, INC.
                         375 Chipeta Way
                         Salt Lake City, Utah 84108
                         (801) 584-2800

       To Landlord:

                         KAX CO.
                         WOODBURY CORPORATION
                         2677 East Parleys Way
                         Salt Lake City, Utah  84109
                         (801) 485 - 7770

          Any notice which is mailed shall be effective on the second business day following its date of mailing. Either party may, by notice to the other given as prescribed in this Section 29, change the above address for any future notices which are mailed under this Lease.

    30. QUIET ENJOYMENT. Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claimed by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease, and actions resulting from future eminent domain proceedings and casualty losses.

    31. FORCE MAJEURE. Any failure on the part of either party to this Lease to perform any obligation hereunder, other than Tenant's obligation to pay rent, and any delay in doing any act required hereby shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any similar cause beyond the control of the party so failing to perform, to the extent and for the period that such continues.

    32. WAIVER. One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition and the consent or approval to or of any subsequent similar act by Tenant. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord.

    33. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the amount owing hereunder shall be deemed to be other than on account of the earliest stipulated amount receivable from Tenant, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or receivable or pursue any other remedy available under this Lease or the law of the state where the demised premises are located.

    34. PARTIAL INVALIDITY. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

    35. REPRESENTATION REGARDING AUTHORITY. The persons who have executed this Agreement represent and warrant that they are duly authorized to execute this Agreement in their individual or representative capacity as indicated.

    36. ENTIRE AGREEMENT. This Lease constitutes the entire Agreement and understanding between the parties hereto and supersedes all prior discussions, understandings and agreements. This Lease may not be altered or amended except by a subsequent written amendment executed by all parties.

    37. MISCELLANEOUS PROVISIONS. This instrument shall not be recorded without the prior written consent of Landlord. The captions which precede the Sections of this Lease are for convenience only and shall in no way affect the manner in which any provisions hereof are construed. To the extent permitted by the provisions hereof, all reservations, terms, conditions and covenants herein contained shall be binding upon and shall insure to the benefit of the respective heirs, personal representatives, successors, and assigns of the parties hereto. In the event there is more than one Tenant hereunder, the liability of each shall be joint and several. This instrument shall be governed by and construed in accordance with the laws of the State of

Utah. Words of any gender, and words in the singular number shall be held to include the plural when the sense requires. Time is of the essence of this Lease and every term, covenant and condition herein contained.

      38. SECURITY DEPOSIT. The Landlord acknowledges receipt of $32,640.00 which it is to retain as security for the faithful performance of all the covenants, conditions and agreements of this Lease, but in no event shall the Landlord be obligated to apply the same upon rents or other charges in arrears or upon damages for the Tenant's failure to perform the said covenants, conditions and the leased premises for non-payment of rent or for any other reason shall not in any event be affected by reason of the fact that the Landlord holds this security. The said such, if not applied toward the payment or rent in arrears or toward the payment of damages suffered by the Landlord by reason of the Tenant's breach of the covenants, conditions and agreements of this Lease, is to be returned to the Tenant without interest when this Lease is terminated, according to these terms.

In the event that the Landlord repossesses the leased premises because of the Tenant's default or because of the Tenant's failure to carry out the covenants, conditions and agreements of this Lease, the Landlord may apply the said security toward damages as may be suffered or shall accrue thereafter by reason of the Tenant's default or breach. The Landlord shall not be obligated to keep the said security as a separate fund, but may mix the said security with its own funds.

      39. TENANT IMPROVEMENT ALLOWANCE. Landlord shall prior approve plans and contractor for Tenant's proposed improvements, including the remodeling of the south dock area, as provided in Section 2 of this lease. Landlord agrees to provide Tenant an allowance of $60,240.00 towards the cost of any and all remodeling, and Tenant shall pay any costs in excess of $60,240.00. Said allowance shall be disbursed directly to contractors or material suppliers, or as reimbursement to Tenant upon receiving evidence of paid bills and Landlord's inspection of completed work.

      40. OPTION TO RENEW. Tenant shall have the option to renew this lease for one additional 5 year period to and including July 31, 2006 by giving Landlord written notice of its intent to renew on or before January 31, 2001. This option is subject to Landlord and Tenant mutually agreeing on rents, etc. for the renewal term on or before April 30, 2001.

EXECUTED the day and year first above written.

LANDLORD:                                     TENANT:

KAX COMPANY,                                  WAVEPHORE NETWORKS, INC.
A UTAH LIMITED LIABILITY COMPANY              A DELAWARE CORPORATION

By:                                            By:
     ----------------------------------            ---------------------------
     Orin R. Woodbury, Attorney-in-Fact            Scott E. Calder, President

By:                                            By:
     ---------------------------------            ---------------------------
     Oliver M. Aston, Attorney-in-Fact             Mitchell J. Rasmussen,
                                                   Vice President, Finance & CFO

                             LANDLORD ACKNOWLEDGMENT

STATE OF UTAH          )
                                     )ss.

COUNTY OF SALT LAKE    )

     On this            day of          , 1996, before me personally appeared
ORIN R. WOODBURY and OLIVER M. ASTON, to me personally known, who being by me duly sworn, did say that they are Attorney-in-Fact of that certain partnership known as KAX CO., and that the within instrument was executed by them, for and on behalf of said partnership.

                                                  ______________________________
                                                  Notary Public
                                                  Residing at: _________________

My commission expires: _________________

                              TENANT ACKNOWLEDGMENT

STATE OF UTAH          )
                             )ss.

COUNTY OF                    )

  On this               day of          , 1996 before me personally appeared
Scott E. Calder, and Mitchell J. Rasmussen, to me personally known to be the President and Vice President, Finance & CFO of WAVEPHORE NETWORKS, INC, the corporation that executed the within instrument, known to be the persons who executed the within instrument on behalf of said corporation therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

                                                  ______________________________
                                                  Notary Public
                                                  Residing at: _________________

My commission expires: _________________

                              EXHIBIT "A" SITE PLAN

                           EXHIBIT "A-1" - FLOOR PLAN

                       EXHIBIT "B" - PROPERTY DESCRIPTION

                                    PARCEL A
                              (Gap at Chipeta Way)
                        (University of Utah Lease to KAX)

                  Beginning at a point on the east line of Chipeta Way due West
570.417 feet and due North 14.022 feet from a monument at the Northeast Corner of the Ft. Douglas Cemetery, said Northeast Corner being North 47 degrees 49 minutes 55 seconds West 3246.84 feet from the Southeast Corner of Section 3, Township 1 South, Range 1 East, Salt Lake Base and Meridian, (according to B.L.M. Survey) and running:

                  Thence northwesterly 165.106 feet along the arc of 2273.247 foot radius curve to the left (center bears South 53 degrees 09 minutes 41 seconds West and long chord bears North 38 degrees 55 minutes 10 seconds West
165.070 feet) along said east line;

                  Thence North 41 degrees 00 minutes 00 seconds West 34.045 feet along said east line;

                  Thence North 2 degrees 22 minutes 30 seconds East 13.387 feet

                  Thence South 36 degrees 50 minutes 19 seconds East 209.289 feet to the point of beginning.

Contains 619 square feet, 0.0142 acres.

                  PARCEL C
                  (Remaining Portion of Parcel 2)

                  Beginning at a point South 67 degrees 14 minutes 36 seconds West 188.786 feet from a monument at the Northeast Corner of the Ft. Douglas Cemetery, said Northeast Corner being North 47 degrees 49 minutes 55 seconds West 3246.84 feet from the Southeast Corner of Section 3, Township 1 South, Range 1 East, Salt Lake Base and Meridian, (according to B.L.M. Survey) and running:

                  Thence South 67 degrees 14 minutes 36 seconds West 79.784 feet;

                  Thence northwesterly 328.525 feet along the arc of 247.940 foot radius curve to the right (center bears North 22 degrees 45 minutes 24 seconds West and long chord bears North 74 degrees 47 minutes 51 seconds West
305.015 feet) to the east line of Chipeta Way;

                  Thence North 36 degrees 50 minutes 19 seconds West 256.677 feet along said east line to the proposed south line of Wakara Way;

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
                  Thence North 2 degrees 22 minutes 30 seconds East 20.951 feet along said south line;

                  Thence North 45 degrees 45 minutes 00 seconds East 253.875 feet along said south line;

                  Thence South 36 degrees 50 minutes 19 seconds East 565.559 feet to the point of beginning;

Contains 129,171 square feet, 2.9654 acres.

PARCEL D

                  (Gap at Wakara and Colorow)
                  (University of Utah Lease to Kax)

Beginning at a point South 67 degrees 14 minutes 36 seconds West 188.786 feet and North 36 degrees 50 minutes 19 seconds West 564.383 feet from a monument at the Northeast Corner of the Ft. Douglas Cemetery, said Northeast Corner being North 47 degrees 49 minutes 55 seconds West 3246.84 feet from the Southeast Corner of Section 3, Township 1 South, Range 1 East, Salt Lake Base and Meridian, (according to B.L.M. survey) and running;

                  Thence North 36 degrees 50 minutes 19 seconds West 1.178 feet to the proposed south line of Wakara Way;

                  Thence North 45 degrees 45 minutes 00 seconds East 323.972 feet along said south line;

                  Thence South 84 degrees 48 minutes 19 seconds East 37.989 feet along said south line to west line of the proposed Colorow Way;

                  Thence South 35 degrees 21 minutes 39 seconds East 637.162 feet along said west line;

                  Thence northwesterly 521.207 feet along the arc of a 2887.180 foot radius curve to the right (center bears North 48 degrees 31 minutes 28 seconds East and long chord bears North 36 degrees 18 minutes 14 seconds West
520.499 feet);

                  Thence South 53 degrees 09 minutes 41 seconds West 220.000 feet;

                  Thence North 86 degrees 50 minutes 12 seconds West 153.920 feet to the point of beginning

Contains 42,826 square feet, 0.9831 acres.

                                       22